POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints each of Thomas Allen, Douglas Gealy, Emanuel Faust, Jr. and Joel J. Garris as his true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-4 Registration Statement of ACME Intermediate Holdings, LLC and ACME Intermediate Finance, Inc., and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite as fully to all intents and purposes as he might or could do in person, and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.





                                          /s/Jamie Kellner
                                          _______________________________
                                          Jamie Kellner


Date:  November 4, 1997